Question 7.c)
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Addendum to Question 7.c on Form N-SAR
List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

                                                       Is this the
Series                                                 last filing
Number               Series Name                     for this series?
                                                         (Y or N)

103 GS Retirment Strategy 2010 Portfolio N
104 GS Retirment Strategy 2015 Portfolio N
105 GS Retirment Strategy 2020 Portfolio N
106 GS Retirment Strategy 2030 Portfolio N
107 GS Retirment Strategy 2040 Portfolio N
108 GS Retirment Strategy 2050 Portfolio N
109 GS All Cap Growth Fund N
113 GS Enhanced Dividend Global Equity Portfolio N
114 GS Tax - Advantage Global Equity Portfolio N

* Please refer to the Semi-Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the funds.